Exhibit 4.2
          SUPPLEMENTAL INDENTURE, dated as of January 12, 2011, among XM SATELITE RADIO INC., a Delaware corporation (the “Company”), SIRIUS XM RADIO INC., a Delaware corporation (the “Successor”), SIRIUS ASSET MANAGEMENT COMPANY LLC, a Delaware limited liability company and direct wholly-owned subsidiary of the Successor (“Asset Management”), SATELLITE CD RADIO, INC., a Delaware corporation and direct wholly-owned subsidiary of the Successor (“CD Radio” and, together with Asset Management, the “Additional Guarantors”), the other Guarantors and THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”). Capitalized terms that are not defined herein shall have the meanings assigned to them in the Indenture (defined below).
          WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as amended and supplemented from time to time, the “Indenture”), dated as of July 31, 2008, in connection with the issuance of 13% Senior Notes due 2013 (the “Notes”);
          WHEREAS, the Company intends to execute and file a Certificate of Ownership and Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware on January 12, 2011 to merge the Company with and into the Successor (the “Merger”), with the Successor continuing its corporate existence under Delaware law;
          WHEREAS, Section 5.01 of the Indenture provides, among other things, that the Company shall not be prevented from merging with or into any other Person, provided that, among other things, such Person into which the Company shall have merged shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes and the Indenture;
          WHEREAS, Section 10.06 of the Indenture provides that certain Persons shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Person shall become a Guarantor and unconditionally guarantee the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”);
          WHEREAS, Section 9.01 of the Indenture provides, among other things, that the Company and the Trustee may from time to time and at any time amend the Indenture without the consent of any Holder to (i) comply with Article 5 of the Indenture and (ii) to make any change that does not adversely affect the rights of any Noteholder;
          WHEREAS, all conditions precedent and requirements necessary to make this Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized; and
          WHEREAS, pursuant to Section 9.05 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:
          For and in consideration of the premises and intending to be legally bound hereby, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders as follows:
ARTICLE I
REPRESENTATIONS OF THE COMPANY AND SUCCESSOR
          Each of the Company and Successor represents and warrants to the Trustee as of the date hereof as follows:
          1.1. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
          1.2. The execution, delivery and performance by it of this Supplemental Indenture have been authorized and approved by all necessary corporate action on the part of it.
          1.3. Upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such other time thereafter as is provided in the Certificate of Merger (the “Effective Time”), the Merger will be effective in accordance with Delaware law.
          1.4. Immediately after giving effect to the Merger, no Default or Event of Default shall have occurred and be continuing.
ARTICLE II
ASSUMPTION AND AGREEMENTS
          2.1. Successor hereby expressly assumes all of the obligations of the Company under the Notes and the Indenture.
          2.2. The Notes may bear a notation concerning the assumption of the Notes and the Indenture by Successor.
          2.3. Successor shall succeed to and be substituted for the Company, with the same effect as if it had been named as the Company in the Indenture.
          2.4 Each Additional Guarantor hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.
          2.5 No past, present or future director, officer, employee, incorporator, stockholder or agent of each Guarantor or Additional Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor or any Additional Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

ARTICLE III
AMENDMENTS
          3.1. The reference in the preamble to the Indenture to “XM SATELLITE RADIO INC., a Delaware corporation (the “Company”), which is a wholly-owned subsidiary of XM SATELLITE RADIO HOLDINGS INC., a Delaware corporation (alternatively, “Holdings” and the “Parent Guarantor”)” is hereby amended to read “SIRIUS XM RADIO INC., a Delaware corporation (the “Company”)” and each other reference in the Indenture to “XM Satellite Radio Inc.” or “XM Satellite Radio Holdings Inc.” shall be amended and deemed to be a reference to “Sirius XM Radio Inc.” and each reference to “Holdings” or “the Parent Guarantor” shall be amended and deemed to be a reference to “the Company”.
          3.2. Except as amended hereby, the Indenture is in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect and the Indenture, as so amended, shall be read, taken and construed as one and the same instrument.
ARTICLE IV
MISCELLANEOUS
          4.1. The Trustee accepts the modification of the Indenture effected by this Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee will not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guarantor, each Additional Guarantor and the Company.
          4.2. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision included in this Supplemental Indenture or in the Indenture, in either case that is required to be included in this Supplemental Indenture or in the Indenture by any of the provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.
          4.3. Nothing in this Supplemental Indenture is intended to or shall provide any rights to any parties other than those expressly contemplated by this Supplemental Indenture.
          4.4. This Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the law of the State of New York.
          4.5. The Section headings herein are for convenience only and will not affect the construction hereof.
          4.6 This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which counterparts together shall constitute but one and the same instrument.
          4.7 This Supplemental Indenture shall become effective as of the Effective Time.
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          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

XM SATELLITE RADIO INC.
By:	/s/ David J. Frear
David J. Frear
Treasurer

SIRIUS XM RADIO INC.
By:	/s/ David J. Frear
David J. Frear
Executive Vice President and Chief Financial Officer

SIRIUS ASSET MANAGEMENT COMPANY LLC
By:	/s/ David J. Frear
David J. Frear
Treasurer

SATELLITE CD RADIO, INC.
By:	/s/ David J. Frear
David J. Frear
Treasurer

XM 1500 ECKINGTON LLC
By:	/s/ David J. Frear
David J. Frear
Treasurer

XM INVESTMENT LLC
By:	/s/ David J. Frear
David J. Frear
Treasurer

XM EQUIPMENT LEASING LLC
By:	/s/ David J. Frear
David J. Frear
Treasurer

XM RADIO INC.
By:	/s/ David J. Frear
David J. Frear
Treasurer

XM EMALL INC.
By:	/s/ David J. Frear
David J. Frear
Treasurer

XM CAPITAL RESOURCES INC.
By:	/s/ David J. Frear
David J. Frear
Treasurer

XM INNOVATIONS INC.
By:	/s/ David J. Frear
David J. Frear
Treasurer

EFFANEL MUSIC, INC.
By:	/s/ David J. Frear
David J. Frear
Treasurer

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Sherma Thomas
Sherma Thomas
Senior Associate